_____________________________________________________________________________ SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) _______________________________________________________ U.S. BANK NATIONAL ASSOCIATION (Exact name of Trustee as specified in its charter) 31-0841368 I.R.S. Employer Identification No. 800 Nicollet Mall Minneapolis, Minnesota 55402 (Address of principal executive offices) (Zip Code) Kathleen Connelly U.S. Bank National Association 950 17th Street Denver, Colorado 80202 (303)585-4591 (Name, address and telephone number of agent for service) Vectrus, Inc. (Issuer with respect to the Securities) Indiana 38-3924636 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 2424 Garden of the Gods Road Colorado Springs, Colorado 80919 (Address of Principal Executive Offices) (Zip Code) % Unsecured Notes Due 20 (Title of the Indenture Securities)

FORM T-1 Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee. a) Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C. b) Whether it is authorized to exercise corporate trust powers. Yes Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification. 1. A copy of the Articles of Association of the Trustee.* 2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2. 3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3. 4. A copy of the existing bylaws of the Trustee.** 5. A copy of each Indenture referred to in Item 4. Not applicable. 6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6. 7. Report of Condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7. * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005. ** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014. 2

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Denver, State of Colorado on the 2nd day of January, 2020. By: /s/ Kathleen Connelly________ Kathleen Connelly Vice President 3

Exhibit 2 4

Exhibit 3 5

Exhibit 6 CONSENT In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor. Dated: January 2, 2020 By: /s/ Kathleen Connelly_________ Kathleen Connelly Vice President 6

Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 9/30/2019 ($000’s) 9/30/2019 Assets Cash and Balances Due From $ 15,112,079 Depository Institutions Securities 119,318,592 Federal Funds 3,649,142 Loans & Lease Financing Receivables 295,082,725 Fixed Assets 6,645,121 Intangible Assets 12,676,922 Other Assets 24,909,024 Total Assets $477,393,605 Liabilities Deposits $372,420,581 Fed Funds 1,053,008 Treasury Demand Notes 0 Trading Liabilities 991,966 Other Borrowed Money 33,643,638 Acceptances 0 Subordinated Notes and Debentures 3,850,000 Other Liabilities 15,002,550 Total Liabilities $426,961,743 Equity Common and Preferred Stock 18,200 Surplus 14,266,915 Undivided Profits 35,346,037 Minority Interest in Subsidiaries 800,710 Total Equity Capital $50,431,862 Total Liabilities and Equity Capital $477,393,605 7